FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) December 30, 1998

            Residential Funding Mortgage Securities I, Inc.
         (Exact name of registrant as specified in its charter)

DELAWARE                      333-57481                      75-2006294
(State or other jurisdiction (Commission               (I.R.S. employer
of incorporation)              file number)             identification no.)


8400 Normandale Lake Blvd., Suite 600, Minneapolis,  MN 55437
     (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (612) 832-7000


        _____________________________________________
(Former name or former address, if changed since last report)



               Exhibit Index Located on Page 2



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Item 5.  Other Events.

      On December 30, 1998 Registrant will issue approximately $306,619,397 initial principal amount of Mortgage Pass-Through Certificates, Series 1998-S29, Class A-1, Class R, Class M-1, Class M-2, Class M-3, (the "Offered Certificates"), Class B-1, Class B-2 and Class B-3, (together with the Offered Certificates, the "Certificates"), pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1998, among the Registrant, Residential Funding Corporation, as Master Servicer, and Bankers Trust Company, as Trustee.

      In connection with the sale of the Series 1998-S29 Class A-1 and Class R Certificates (the "Underwritten Certificates"), the Registrant has been advised by Salomon Brothers Inc. and Residential Funding Securities Corporation
(together, the "Underwriters") that the Underwriters have furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Certificates following the effective date of the Registrant's Registration Statement (No. 333-574817) but prior to the availability of a final Prospectus relating to the Underwritten Certificates, which Computational Materials are being filed manually as exhibits to this report.

     The Computational Materials filed herewith have been provided solely by the Underwriters. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

     The Computational Materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The
Computational Materials may be based on assumptions that differ from the assumptions set forth in the related Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

      In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the "Mortgage Loans") may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates.

     Certain assumptions may have been made in the Computational Materials which have resulted in certain returns which are detailed in the Computational
Materials. No representation is made that any returns set forth in the Computational Materials will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Past performance is not indicative of future results.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Not applicable

            (b)   Not applicable

            Exhibits



                        Item 601(a) of
                        Regulation S-K
Exhibit No.             Exhibit No.             Description

1                       99                      Computational
                                                Materials



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                               SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.



                          By:   /s/ Randy Van Zee
                          Name: Randy Van Zee
                          Title:Vice President

Dated:  December 30, 1998



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                              SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.



                           By:
                           Name:       Randy Van Zee
                           Title:      Vice President

Dated:  December 30, 1998



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